Exhibit 99.8 (v)(ii)

FIRST AMENDMENT TO

PARTICIPATION AGREEMENT

This First Amendment is, dated and effective as of December   , 2020, to the Participation Agreement (the “Agreement”), effective September 30, 1998,, between VAN ECK WORLWIDE INSURANCE TRUST (THE “FUND”), VAN ECK SECURITIES CORPRATION (The “Underwriter”), VAN ECK ASSOCIATES CORPORATION (the “Adviser”) and PROTECTIVE LIFE INSURANCE COMPANY (the “Company”).

WHEREAS, the parties wish to amend the Agreement to update the separate accounts listed in Schedule A and the Portfolios of the Fund listed in Schedule B;

NOW THEREFORE, the parties hereby agree to amend the Agreement as follows:

1.             Van Eck VIP Trust. All references to Van Eck Worldwide Insurance Trust shall be replaced with VanEck VIP Trust.

2.             Schedules A and B.  Schedules A and B to the Agreement are hereby deleted in their entirety and replaced with Schedules A and B attached hereto.

3.             Ratification and Confirmation of Agreement.  In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis.  To the extent the provisions of the Agreement have not been amended by this Amendment, the Parties hereby confirm and ratify the Agreement.

4.             Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

5.             Full Force and Effect.  Except as expressly supplemented, amended or consented to hereby, all of the terms, representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

IN WITNESS WHEREOF, the parties have each caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date and year first above written.

VAN ECK VIP TRUST	VAN ECK ASSOCIATES CORPORATION

By:	By:
Name:	Name:
Title:	Title:

VAN ECK SECURITIES CORPORATION	PROTECTIVE LIFE INSURANCE

By:	By:
Name:	Name:
Title:	Title:

SCHEDULE A

SEPARATE ACCOUNTS OF PROTECTIVE LIFE INSURANCE COMPANY

Separate Accounts	Date Established by the Board of Directors
Protective Variable Annuity Separate Account	12/23/1993
Protective Life Variable Account	2/22/1995
Protective COLI VUL Separate Account	02/25/2020
Protective COLI PPVUL Separate Account	4/14/2020

SCHEDULE B

PORTFOLIOS OF THE VAN ECK WORLWIDE INSURANCE TRUST

Van Eck Worldwide Real Estate Fund

VanEck VIP Global Hard Assets Fund

Van Eck VIP Emerging Markets Fund